UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)    December 11, 2007

BRISHLIN RESOURCES, INC.
(Exact name of registrant as specified in charter)

Colorado	333-146561	20-2835920
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5525 Erindale Dr., Suite 201 Colorado Springs, CO 80918
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code    (719) 260-8509

Blue Star Energy, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

         Effective December 11, 2007, an amendment to the Articles of Incorporation of Brishlin Resources, Inc., formerly known as Blue Star Energy, Inc. (the “Company”) was approved to change the name of the Company to Brishlin Resources, Inc. The amendment was approved by a majority of shares entitled to vote at a special meeting of the shareholders held on the same date. A copy of the Articles of Amendment to the Company’s Articles of Incorporation, is attached to this report as Exhibit 3.1.

Item 9.01  Financial Statements and Exhibits.

    (d)        Exhibits. The following exhibits are furnished with this report:

3.1 Articles of Amendment of Blue Star Energy, Inc. effective December 11, 2007.

Cautionary Statement

        Certain statements contained herein or in the exhibits furnished with this report made by or on behalf of the Company may contain forward-looking statements. Such forward-looking statements are sometimes identified by words such as “intends,” “anticipates,” “believes,” “expects” and “hopes” and involve a number of risks and uncertainties that could cause actual results to differ materially from projected results. Factors that could cause actual results to differ materially include, among others, drilling results, commodity prices, industry conditions, the availability of drill rigs and other support services, environmental and governmental regulations, availability of financing, judicial proceedings, force majeure events and other risks factors as described from time to time in the Company’s filings with the Securities and Exchange Commission. Most of these factors are outside the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulations, the Company disclaims any intent or obligation to update publicly these forward looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

        Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 17, 2007	By:	BRISHLIN RESOURCES, INC. /s/ Raymond E. McElhaney Raymond E. McElhaney, President and Chief Executive Officer

Exhibit Index

        The following is a list of the Exhibits furnished herewith.

Exhibit Number	Description of Exhibit

3.1	Articles of Amendment of Blue Star Energy, Inc. effective December 11, 2007.